Exhibit 99.1

CONTACTS:	Dennis M. Oates	Christopher T. Scanlon	June Filingeri
	Chairman,	VP Finance, CFO	President
	President and CEO	and Treasurer	Comm-Partners LLC
	(412) 257-7609	(412) 257-7662	(203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS REPORTS THIRD QUARTER 2020 RESULTS

•	Q3 2020 Sales total $37.4 million; Premium alloy sales up 13.9% from Q3 2019

•

Q3 2020 Net Loss of $7.0 million, or $0.79 per diluted share; Net loss of $3.9 million, or $0.44 per diluted share, excluding $4.3 million (pre-tax) of fixed cost absorption charges and $0.3 million (pre-tax) gain on insurance proceeds

•	EBITDA is a loss of $3.6 million in Q3 2020; Adjusted EBITDA totals $0.6 million

•	Quarter-end Backlog of $54.8 million versus $71.8 million at end of Q2 2020

•	Managed working capital declines $16.8 million, while total debt declines $11.9 million from Q2 2020

•	Q3 cash flow from operations totals $13.0 million

BRIDGEVILLE, PA, October 21, 2020 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported net sales for the third quarter of 2020 of $37.4 million, a decrease of 28.7% from $52.5 million in the second quarter of 2020, and 33.8% lower than $56.6 million in the third quarter of 2019.

Sales of premium alloys in the third quarter of 2020 were $9.2 million, or 24.5% of sales, compared with $12.4 million, or 23.7% of sales, in the second quarter of 2020, and $8.0 million, or 14.2% of sales, in the third quarter of 2019.

Chairman, President and CEO Dennis Oates commented: “The third quarter was consistent with our expectation for a sequential step-down in quarterly sales and operating activity, which took its toll on profitability. COVID-19 continues to impact demand, especially in the aerospace and oil & gas end markets.

“On a more promising note, order entry improved over second quarter levels, with September bookings at their highest level since March. Additionally, cancellations slowed during the quarter. We continue to expect measured improvement in activity levels beginning in 2021.

“Amid challenging third quarter conditions, we remained focused on execution, and saw a further shift in our sales mix to premium alloys, which reached nearly one-quarter of total third quarter sales. Premium alloys are our highest priority for targeted growth, and we continued to see demand for defense and specialty applications. Our new product development and approval activity continues as well.

“While aided by our premium alloy sales, third quarter margins were negatively impacted by lower activity levels and included fixed cost absorption direct charges in the quarter, which was expected.

“We focused on working capital reduction in the third quarter which resulted in positive cash flow. This focus resulted in both inventory and debt declines compared to the second quarter, with inventory reduced by $14.1 million, and debt levels reduced by nearly $12.0 million.

“Looking towards the balance of the year, we will continue to execute our strategy to pursue market opportunities while adapting our operations to current activity levels as well as maintaining our focus on inventory and debt reduction.”

Mr. Oates concluded: “Our team has made commendable progress thus far in 2020 under extremely difficult conditions through their unrelenting determination and effort. With the ongoing support of our customers and our focus on producing the critical products required by our markets, we look forward to an improved 2021.”

COVID-19 Response Summary

•	Each of the Company’s facilities is an essential operation and continues to remain operational in accordance with the laws of the states in which the facilities are located.

•

The Company continues to monitor the pandemic’s impact on the markets the Company serves, including the aerospace and oil & gas markets. The Company’s sales to the aerospace market have declined, primarily due to the cancellation or delay in orders for new airplanes due to the fall-off in air travel caused by the COVID-19 pandemic, as well as a sharp decline in aftermarket sales due to the significant reduction in air travel. The Company also has experienced extreme pressure in demand from the oil & gas market.

•

On April 15, 2020, the Company entered into a $10.0 million term note pursuant to the Paycheck Protection Program (PPP) under the Coronavirus Aid, Relief, and Economic Security Act. The Company applied for full forgiveness of the PPP term note in the 2020 third quarter, and the PPP loan forgiveness process is currently underway.

•

While the Company expects the effects of the pandemic and the related responses to continue to negatively impact its results of operations, cash flows and financial position, the uncertainty over the duration and severity of the economic and operational impacts of COVID-19 means the Company cannot reasonably estimate the related future impacts at this time.

•

The Company continues to adapt its operations due to lower activity levels. As a result, the Company has taken measures to align its cost structure with current forecasted revenue and operating levels.

Quarterly and Year-to-Date Results of Operations

For the first nine months of 2020, net sales totaled $148.4 million, compared with $187.8 million in the same period of 2019. Sales of premium alloys were $29.3 million, or 19.7% of sales, year-to-date in 2020, compared with $30.2 million, or 16.1% of sales, in the first nine months of 2019.

The Company’s gross margin for the third quarter of 2020 was a loss of $4.4 million, or (11.8%) of sales, compared with $1.9 million, or 3.7% of sales, in the second quarter of 2020, and $5.3 million, or 9.4% of sales, in the third quarter of 2019. Third quarter gross margin included $4.3 million of fixed cost absorption charges incurred due to reduced production levels. Excluding these charges, third quarter 2020 gross margin was at a break-even level.

Selling, general and administrative expenses were $4.2 million, or 11.1% of sales, in the third quarter of 2020, a decrease of 23.0% from $5.4 million, or 10.3% of sales, in the second quarter of 2020, and an 8.2% decrease from $4.5 million, or 8.0% of sales, in the third quarter of 2019.

The net loss for the third quarter of 2020 was $7.0 million, or $0.79 per diluted share, compared with a net loss of $3.3 million, or $0.38 per diluted share, in the second quarter of 2020, and net income of $0.8 million, or $0.09 per diluted share, in the third quarter of 2019. The third quarter 2020 net loss, excluding $4.3 million of fixed cost absorption charges and a $0.3 million gain on insurance proceeds, totaled $3.9 million, or $0.44 per diluted share.

For the first nine months of 2020, the net loss was $11.7 million, or $1.33 per diluted share, compared with net income of $4.1 million, or $0.46 per diluted share, in the first nine months of 2019.

The Company’s EBITDA for the third quarter of 2020 was a loss of $3.6 million, compared with $1.4 million in the second quarter of 2020, and $6.0 million in the third quarter of 2019. Third quarter 2020 adjusted EBITDA, excluding the fixed cost absorption charges and insurance gain, totaled $0.6 million.

Managed working capital at September 30, 2020 totaled $135.0 million, compared with $151.8 million at June 30, 2020, and $144.9 million at the end of the third quarter of 2019. The 11.1% sequential decrease in managed working capital compared in the 2020 third quarter was due mainly to reduced accounts receivable and inventory levels. Inventory totaled $120.9 million at the end of the third quarter of 2020, a decrease of $14.1 million, or 10.5%, from $135.1 million at the end of the second quarter of 2020. Year-to-date inventories have been reduced by $26.5 million or 17.9%.

Backlog (before surcharges) at September 30, 2020 was $54.8 million, compared with $71.8 million at June 30, 2020, and $118.3 million at the end of the 2019 third quarter.

The Company’s total debt at September 30, 2020 was $60.6 million, a decrease of $11.9 million from June 30, 2020, and a decrease of $5.5 million from the end of the 2019 third quarter. Total debt at September 30, 2020 includes a $10.0 million term note, issued on April 15, 2020, pursuant to PPP. In the third quarter, the Company applied for full PPP loan forgiveness.

Capital expenditures for the third quarter of 2020 totaled $1.3 million, compared with $3.2 million for the second quarter of 2020, and $3.9 million in the third quarter of 2019. Year-to-date capital expenditures totaled $8.5 million.

Conference Call and Webcast

The Company has scheduled a conference call for today, October 21st, at 10:00 a.m. (Eastern) to discuss third quarter 2020 results. Those wishing to listen to the live conference call via telephone should dial 706-679-0668, passcode 2178515. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the fourth quarter of 2020.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., established in 1994 and headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the Company’s ability to maintain its relationships with its significant customers and market segments; the Company’s response to competitive factors in its industry that may adversely affect the market for finished products manufactured by the Company or its customers; uncertainty regarding the return to service of the Boeing 737 MAX aircraft; the Company’s ability to compete successfully with domestic and foreign producers of specialty steel products and products fashioned from alternative materials; changes in overall demand for the Company’s products and the prices at which the Company is able to sell its products in the aerospace industry, from which a substantial amount of our sales is derived; the Company’s ability to develop, commercialize, market and sell new applications and new products; the receipt, pricing and timing of future customer orders; the impact of changes in the Company’s product mix on the Company’s profitability; the Company’s ability to maintain the availability of raw materials and operating supplies with acceptable pricing; the availability and pricing of electricity, natural gas and other sources of energy that the Company needs for the manufacturing of its products; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; the Company’s success in timely concluding collective bargaining agreements and avoiding strikes or work stoppages; the Company’s ability to attract and retain key personnel; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation matters; the Company’s ability to meet its debt service requirements and to comply with applicable financial covenants; the ultimate outcome of the Company’s PPP loan forgiveness application; risks associated with conducting business with suppliers and customers in foreign countries; public health issues, including the outbreak of COVID-19 and its uncertain impact on our facilities and operations and our customers and suppliers and the effectiveness of the Company’s actions taken in response to these risks; risks related to acquisitions that the Company may make; the Company’s ability to protect its information technology infrastructure against service interruptions, data corruption, cyber-based attacks or network security breaches; the impact on the Company’s effective tax rates from changes in tax rules, regulations and interpretations in the United States and other countries where it does business; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, copies of which are available from the SEC or may be obtained upon request from the Company.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These measures include earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. We include these measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to cash generating activity of our operations. Adjusted EBITDA excludes the effect of share-based compensation expense and other non-cash generating activity such as impairments and the write-off of deferred financing costs. We believe that excluding these costs provides a consistent comparison of the cash generating activity of our operations. We believe that EBITDA and Adjusted EBITDA are useful to investors as they facilitate a comparison of our operating performance to other companies who also use EBITDA and Adjusted EBITDA as supplemental operating measures. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measures. These non-GAAP measures may not be entirely comparable to similarly titled measures used by other companies due to potential differences among calculation methodologies. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measure prepared in accordance with GAAP is included in the tables that follow.

[TABLES FOLLOW]

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in Thousands, Except Per Share Information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Net sales	$37,434	$56,568	$148,407	$187,836
Cost of products sold	41,861	51,260	145,988	166,052

Gross margin	(4,427)	5,308	2,419	21,784
Selling, general and administrative expenses	4,153	4,525	15,458	15,095

Operating (loss) income	(8,580)	783	(13,039)	6,689
Interest expense	586	989	2,232	2,809
Deferred financing amortization	56	56	169	171
Other income, net	(288)	(452)	(302)	(421)

(Loss) income before income taxes	(8,934)	190	(15,138)	4,130
(Benefit) provision for income taxes	(1,934)	(577)	(3,396)	55

Net (loss) income	$(7,000)	$767	$(11,742)	$4,075

Net (loss) income per common share - Basic	$(0.79)	$0.09	$(1.33)	$0.46

Net (loss) income per common share - Diluted	$(0.79)	$0.09	$(1.33)	$0.46

Weighted average shares of common stock outstanding:
Basic	8,829,732	8,787,837	8,813,880	8,780,590
Diluted	8,829,732	8,879,441	8,813,880	8,870,240

MARKET SEGMENT INFORMATION

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Net Sales
Service centers	$25,983	$38,693	$103,877	$129,996
Original equipment manufacturers	4,405	4,862	16,624	19,318
Rerollers	3,173	6,629	13,612	20,016
Forgers	3,451	5,589	12,027	15,408
Conversion services and other sales	422	795	2,267	3,098

Total net sales	$37,434	$56,568	$148,407	$187,836

Tons shipped	6,046	9,776	25,153	31,656

MELT TYPE INFORMATION

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Net Sales
Specialty alloys	$27,847	$47,730	$116,869	$154,511
Premium alloys *	9,165	8,043	29,271	30,227
Conversion services and other sales	422	795	2,267	3,098

Total net sales	$37,434	$56,568	$148,407	$187,836

END MARKET INFORMATION **

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Net Sales
Aerospace	$25,138	$40,876	$104,686	$132,818
Power generation	1,590	2,884	5,923	8,588
Oil & gas	2,755	5,653	10,778	18,767
Heavy equipment	4,662	4,352	16,364	17,973
General industrial, conversion services and other sales	3,289	2,803	10,656	9,690

Total net sales	$37,434	$56,568	$148,407	$187,836

*	Premium alloys represent all vacuum induction melted (VIM) products.
**

The majority of our products are sold to service centers rather than the ultimate end market customers. The end market information in this press release is our estimate based upon our knowledge of our customers and the grade of material sold to them, which they will in-turn sell to the ultimate end market customer.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2020	2019
Assets
Cash	$58	$170
Accounts receivable, net	26,451	35,595
Inventory, net	120,947	147,402
Other current assets	4,824	8,300

Total current assets	152,280	191,467
Property, plant and equipment, net	168,623	176,061
Other long-term assets	997	871

Total assets	$321,900	$368,399

Liabilities and Stockholders’ Equity
Accounts payable	$12,443	$40,912
Accrued employment costs	3,235	4,449
Current portion of long-term debt	16,690	3,934
Other current liabilities	1,664	830

Total current liabilities	34,032	50,125
Long-term debt, net	43,879	60,411
Deferred income taxes	7,609	10,962
Other long-term liabilities, net	3,739	3,765

Total liabilities	89,259	125,263
Stockholders’ equity	232,641	243,136

Total liabilities and stockholders’ equity	$321,900	$368,399

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	Nine months ended
	September 30,
	2020	2019
Operating activities:
Net (loss) income	$(11,742)	$4,075
Adjustments for non-cash items:
Depreciation and amortization	14,721	14,235
Deferred income tax	(3,380)	577
Share-based compensation expense	1,129	1,100
Changes in assets and liabilities:
Accounts receivable, net	9,144	(3,804)
Inventory, net	25,093	(7,628)
Accounts payable	(25,399)	(9,728)
Accrued employment costs	(1,214)	(4,109)
Income taxes	207	(56)
Other	4,045	(3,735)

Net cash provided by (used in) operating activities	12,604	(9,073)
Investing activity:
Capital expenditures	(8,480)	(13,308)

Net cash used in investing activity	(8,480)	(13,308)
Financing activities:
Borrowings under revolving credit facility	101,559	145,688
Payments on revolving credit facility	(112,498)	(123,097)
Proceeds from Paycheck Protection Program Note	10,000	—
Payments on term loan facility, finance leases, and notes	(3,383)	(3,424)
Issuance of common stock under share-based plans	86	327

Net cash (used in) provided by financing activities	(4,236)	19,494

Net decrease in cash and restricted cash	(112)	(2,887)
Cash and restricted cash at beginning of period	170	4,091

Cash and restricted cash at end of period	$58	$1,204

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Net (loss) income	$(7,000)	$767	$(11,742)	$4,075
Interest expense	586	989	2,232	2,809
(Benefit) provision for income taxes	(1,934)	(577)	(3,396)	55
Depreciation and amortization	4,732	4,813	14,721	14,235

EBITDA	(3,616)	5,992	1,815	21,174
Share-based compensation expense	295	332	1,129	1,100
Loss on sale of excess scrap	—	—	354	—
Fixed cost absorption direct charge	4,264	—	4,465	—
Employee severance costs	—	—	620	—
Fire-related (benefit) expense	(307)	(350)	(307)	7

Adjusted EBITDA	$636	$5,974	$8,076	$22,281